Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Dynaloy, LLC	Delaware
Eastman Administración, S.A. de C.V.	Mexico
Eastman Belgium B.V.B.A.	Belgium
Eastman Benelux B.V.B.A.	Belgium
Eastman Cayman Financial Services Limited	Cayman Islands
Eastman Chemical Argentina S.R.L.	Argentina
Eastman Chemical, Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical B.V.	Netherlands
Eastman Chemical Canada, Inc.	Canada
Eastman Chemical Company Foundation, Inc.	Delaware
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical do Brasil Ltda	Brazil - partnership
Eastman Chemical EMEA B.V.	Netherlands
Eastman Chemical, Europe, Middle East, and Africa, Ltd	Delaware
Eastman Chemical Financial Corporation	Delaware
Eastman Chemical GmbH	Germany
Eastman Chemical HK Limited	Hong Kong
Eastman Chemical Holdings, S.A. de C.V.	Mexico
Eastman Chemical Holdings do Brasil Ltda.	Brazil
Eastman Chemical Holdings Spain, S.L.	Spain
Eastman Chemical India Private Limited	India
Eastman Chemical International AG	Switzerland
Eastman Chemical Japan Limited	Japan
Eastman Chemical Korea Ltd.	Korea
Eastman Chemical Latin America, Inc.	Delaware
Eastman Chemical Ltd.	New York
Eastman Chemical Luxembourg S.a.r.l.	Luxembourg
Eastman Chemical Middelburg, B.V.	Netherlands
Eastman Chemical Pioneer, LLC	Delaware
Eastman Chemical Regional UK	United Kingdom
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Texas City, Inc.	Delaware
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Chemical Workington Limited	United Kingdom

150

Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Eastman Cogen Management L.L.C.	Texas
Eastman Cogeneration L.P.	Texas
Eastman Company UK Limited	United Kingdom
Eastman Espana S. L.	Spain
Eastman Fibers Korea, Ltd.	Korea
Eastman Gasification Services Company	Delaware
Eastman International Management Company	Tennessee
Eastman Kimyasal Ürünleri Kayit Hizmetleri Limited Sirketi	Turkey
Eastman Malta Limited	Malta
Eastman Mazzucchelli Hong Kong Limited	Hong Kong
Eastman Mazzucchelli Plastics (Shenzhen) Company Limited	China
Eastman Renewable Materials, LLC	Delaware
Eastman Servicios Corporativos, S.A. de C.V.	Mexico
Eastman (Shanghai) Chemical Commercial Co., Ltd.	China
Eastman Shuangwei Fibers Company Limited	China
Eastman Spain L.L.C.	Delaware
Eastman Specialties AS	Estonia
Eastman Specialties Corporation	Delaware
Eastman Specialties Holdings Corporation	Delaware
EGSC Beaumont, Inc.	Delaware
Enterprise Genetics, Inc.	Nevada
GLC Associates	Nevada
Genovique Specialties Wuhan Youji Chemical Co., Ltd.	China
Tongxiang Xinglong Fine Chemical Company Limited	China
Holston Defense Corporation	Virginia
Jaeger Chimie France S.A.R.L.	France
Kingsport Hotel, L.L.C.	Tennessee
Mustang Pipeline Company	Texas
Nanjing Yangzi Eastman Chemical Ltd.	China
Primester	New York
Qilu Eastman Specialty Chemicals, Ltd	China
Scandiflex do Brasil S.A. Indústrias Químicas	Brazil
Sterling Chemicals JV Holdings, Inc.	Delaware
Sterling Methanol Company	Delaware
Sterling Oxo Alcohols Company	Delaware
Texas City Gasification, LLC	Delaware
TX Energy, LLC	Delaware

151